Exhibit 99.1

NIKOLA REPORTS SECOND QUARTER VEHICLE PRODUCTION, DELIVERIES
•Nikola achieves strong quarterly sales for Nikola Class 8 battery-electric trucks, doubles retail sales vs. Q1
•Full financial results to be announced on Friday, August 4, 2023
•Momentum set for Q3 introduction of hydrogen fuel cell electric truck
PHOENIX – July 5, 2023 – Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy supply and infrastructure solutions, via the HYLA brand, announced its quarterly deliveries, with wholesale of 45 trucks and retail of 66 trucks in the quarter ended June 30, 2023.
Nikola continues its refocused plan of concentration on the North American market, reducing costs and producing the highest-quality Class 8 zero-emission trucks available today.
Nikola Tre BEV by the numbers:

Units	Q1 2023	Q2 2023	YTD total
Wholesale	31	45	76
Retail	33	66	99
Production	63	33	96

“It is not easy being a pioneer in the zero-emission Class 8 truck space, but we are witnessing a remarkable surge in momentum,” said Nikola CEO Michael Lohscheller. “We take great pride in our current achievements and the influx of orders coming in for our soon-to-be-produced hydrogen fuel cell electric truck. I believe there has not been a better time to be at Nikola as we move forward, together.”

Nikola has not completed its quarterly closing and review process or the preparation of its financial statements for the second quarter, and will announce full financial results on Friday, August 4, 2023. On that day, Nikola’s management will hold a conference call and webcast at 10:30 a.m. ET (7:30 a.m. PT) to review and discuss the company’s business and outlook.

To augment Nikola’s stockholder engagement and strengthen communication with investors, Nikola will utilize a Q&A platform developed by Say Technologies to allow verified retail and institutional investors to submit and upvote questions. Management will address a selection of the questions relating to Nikola’s business and financial results on the earnings call.

The platform will open July 27, 2023, at 11:00 a.m. ET (8:00 a.m. PT) and close on August 3, 2023, at 11 a.m. ET (8 a.m. PT). To submit questions, please visit app.saytechnologies.com/nikola-corporation-2023-q2.

What: Date of Nikola Q2 2023 Financial Results and Q&A Webcast
When: Friday, August 4, 2023
Time: 10:30 a.m. ET (7:30 a.m. PT)
Webcast: https://nikolamotor.com/investors/news?active=events (live and replay)
An archived webcast of the conference call will be accessible from the Investor Relations section of the company’s website https://nikolamotor.com/investors/news?active=events.

ABOUT NIKOLA CORPORATION
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, via the HYLA brand, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com , Facebook @nikolamotorcompany, Instagram @nikolamotorcompany, YouTube @nikolamotorcompany, LinkedIn @nikolamotorcompany or Twitter @nikolamotor.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to the Company’s expectations regarding actions to focus and streamline its business; the Company’s expectations regarding the benefits of actions taken and that may be taken in the future in furtherance of such efforts; the Company’s beliefs regarding the benefits and attributes of its trucks; the Company’s beliefs regarding its business milestones, and the expected timing and benefits thereof, including commencement of commercial production of its hydrogen fuel cell electric truck; the Company’s beliefs regarding its results for the quarter; the Company’s beliefs regarding momentum in its business; and the Company’s beliefs regarding its competitive position and the benefits thereof. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: the success of the Company’s efforts to streamline its business; the completion of the Company’s quarterly close and review process; the preparation of the Company’s complete financial results for the quarter; the ability of the Company to achieve anticipated benefits of these and other activities, including expected cost savings; the ability of the Company to access sufficient capital to meet its requirements and fund its business, including risks related to its ability to obtain stockholder approval of an increase in the Company’s authorized common stock; manufacturing delays and difficulties; risks related to the rollout of the Company’s hydrogen fueling infrastructure and the timing thereof; construction risks and delays; the level of and cancellation of customer orders; the ability of the Company to complete the disposition of its European joint venture and the timing thereof; risks associated with manufacturing batteries and fuel cell power modules; and the factors, risks and uncertainties described in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC, in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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